Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Village Farms International Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares (Primary Offerings)

Fees to Be Paid	Equity	Preferred Shares

Fees to Be Paid	Other	Warrants

Fees to Be Paid	Other	Subscription Receipts

Fees to Be Paid	Other	Debt Securities

Fees to Be Paid	Other	Units

Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$200,000,000	0.0000927	$18,540.00

Fees to Be Paid	Equity	Common Shares (Secondary Offerings)	457(c)	3,802,055	$3.01 (2)	$11,444,185.55	0.0000927	$1,060.88(2)

Fees Previously Paid	Equity	Common Shares (Secondary Offerings)	457(b)	2,411,280	$4.35	$10,489,068		$972.34(3)

Fees Previously Paid	Equity	Common Shares (Secondary Offerings)	457(b)	1,390,775	$9.21	$12,809,037.75		$1,397.47(4)

	Total Offering Amounts					$211,444,185.55		$19,600.88

	Total Fees Previously Paid							$2,369.81

	Total Fee Offsets							$1,972.96

	Net Fee Due							$15,258.11

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed US$200,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Any securities registered hereunder may be sold separately or as units with any other securities registered for primary offerings hereunder. The securities registered hereunder also include such indeterminate number of common shares, preferred shares, and warrants as may be issued upon the conversion of or exchange for preferred shares, subscription receipts or debt securities that provide for conversion or exchange; upon the exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average bid and ask prices of the registrant’s common shares on The Nasdaq Stock Market LLC on June 3, 2022, of $3.00 and $3.01.

(3)

Represents common shares included in the registrant’s prospectus supplement filed on March 15, 2022 pursuant to Rule 424(b)(7) under the Securities Act (the “March 2022 Prospectus Supplement”) to the registrant’s automatic shelf registration statement on Form S-3ASR filed on July 12, 2021 (the “July 2021 Registration Statement”), which had registered an indeterminate number of common shares, preferred shares, warrants, subscription receipts, debt securities and units to be sold by the registrant and common shares to be sold by selling shareholders using a “pay-as-you-go registration fee” under Rule 457(r). None of the common shares included in the March 2022 Prospectus Supplement have been sold and accordingly, all of the registration fees previously paid in connection therewith are being applied against the filing fees payable hereunder pursuant to Rule 457(b) under the Securities Act.

(4)

Represents common shares included in the registrant’s prospectus supplement filed on August 17, 2021 pursuant to Rule 424(b)(7) under the Securities Act (the “August 2021 Prospectus Supplement”) to the July 2021 Registration Statement. A total of 1,390,775 common shares under the August 2021 Prospectus Supplement remain unsold and accordingly, $1,397.47 of the registration fees previously paid in connection with such unsold shares is being applied against the filing fees payable hereunder pursuant to Rule 457(b) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Village Farms International, Inc.	S-3	333-237792	April 22, 2020		$1,972.96	Unallocated (Universal) Shelf	(1)	(1)	$15,199,999

(1)

The registrant previously filed a registration statement on Form S-3 (File No. 333-237792), initially filed on April 22, 2020 and declared effective on May 6, 2020 (the “April 2020 Registration Statement”), which registered an indeterminate number of common shares, preferred shares, warrants, subscription receipts, debt securities and units to be sold by the registrant and common shares to be sold by selling shareholders and had an aggregate initial offering price not to exceed US$200,000,000. The April 2020 Registration Statement was not fully used, resulting in $15,199,999 as the unsold aggregate offering amount. This unused amount represents 7.6% of the $25,960.00 paid on the April 2020 Registration Statement and results in a fee offset of $1,972.96. As of July 12, 2021 (the date on which the registrant filed the July 2021 Registration Statement), the registrant has terminated all offerings under the April 2020 Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant hereby applies $1,972.96 of those unused registration fees to offset against the amounts due herewith.